XCF GLOBAL, INC.
POWER OF ATTORNEY
(For Executing Form ID and Forms 3, 4 and 5 and Schedules 13D and 13G)

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Darrell C. Smith, Julio C. Esquivel, Francis Paschal, and April Richards of
Shumaker, Loop & Kendrick, LLP, signing individually, the undersigneds true and lawful attorneys-in fact and agents to:

	(1)	Prepare and execute in the undersigneds name
 and on the undersigneds behalf, and submit to the Securities and Exchange Commission (the SEC) Form ID
 and Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 13 or Section 16 of the
 Securities Exchange Act of 1934, as amended
(the Exchange Act) and the
rules thereunder in the undersigneds
capacity as a beneficial owner of a registered class of securities of XCF Global, Inc. (the Company);

	(2)	Do and perform any and all acts for and on
behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form ID and
 Forms 3, 4 or 5, Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) and Forms 144, and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

	(3)	Take any other action of any type
whatsoever in connection with the foregoing that,
 in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned it being understood that the documents executed by the
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-facts discretion.

	The undersigned hereby grants to each such attorney in fact full power an authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power
 f substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request
of the undersigned, are not assuming (nor is the Company assuming) any of the undersigneds responsibilities to comply with Sections 13 and 16 of the Exchange Act and
Rule 144 thereunder.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Form ID or Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the undersigneds holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact or (c) as to any attorney-in-fact individually,
 until such
attorney-in-fact is no longer employed
 by Shumaker, Loop & Kendrick, LLP.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of the date written below.


Date: June 26, 2026
By: /s/Sanford A. Cockrell, III
Name: Sanford A. Cockrell, III